(4.)

Dated 14 January 2014

China Bak Battery, Inc.
(as Mortgagor)

in favour of

Mr. Wang Jinghui (王景輝)
(as Lender)

SHARE MORTGAGE

over

the entire issued share capital of

BAK INTERNATIONAL LIMITED

("the Company")

Contents

Schedules

THIS DEED is dated 14 January 2014 and made between ;-

(1) **CHINA BAK BATTERY, INC.**, of P.O. Box 741, Bellevue, WA 98009, a company incorporated under the laws of the State of Nevada, the United States of America, as mortgagor (the " Mortgagor") ; and

(2) **MR. Wang Jinghui (王景輝)**, of 深圳市福田區香蜜湖僑香路金地香蜜山 5 棟 7C, holder of PRC Identity Card No.152601196905183632, as lender (the "Lender"), which expression includes his heirs, personal representatives, permitted assigns and permitted transferees); and

(3) **BAK INTERNATIONAL LIMITED**, of Room 1201, 12th Floor, Wing On Centre, No.111 Connaught Road Central, Hong Kong, a company incorporated under the laws of Hong Kong with registration number 877123 (the "Company").

WHEREAS

(A) By a Loan Agreement dated 17th December 2013 made between (1) the Lender as lender and Shenzhen Bak Battery Co., Ltd. (深圳市比克電池有限公司) (the "Borrower") as borrower, a company incorporated under the laws of the People's Republic of China, the Lender agreed to advance up to RMB 370,000,000 to the Borrower subject to the terms and conditions set forth in the Loan Agreement.

(B) Under the aforesaid Loan Agreement, it is a condition that the aforesaid Loan up to RMB 370,000,000 shall be secured by (a) a corporate guarantee of the Mortgagor; (b) a corporate guarantee of Bak International Limited (比克國際有限公司) (the "Company"), and (c) a share mortgage given by China Bak Battery, Inc. over the entire issued share capital of the Company.

(C) It is intended that this Mortgage takes effect as a deed notwithstanding the fact that a party may have only executed this document under hand.

NOW THIS MORTGAGE WITNESSES:-

1. **DEFINITIONS AND INTERPRETATION**

1.1 **Definitions**

In this Deed, unless the context requires otherwise:-

"**Authorisation**" means:-

(a) an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

"**Borrower**" means Shenzhen Bak Battery Co., Ltd. (深圳市比克電池有限公司), a company incorporated under the laws of the People's Republic of China.

"**Company**" means Bak International Limited (比克國際有限公司), a company incorporated under the laws of Hong Kong with registration number 877123.

"**Delegate**" means a delegate or sub-delegate appointed under Clause 10.2 (*Delegation*).

"**Enforcement Date**" means the first date on which the Liabilities (or any of them) become due and are not immediately discharged (whether or not subsequently discharged).

"**Governmental Agency**" means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

"**Liabilities**" means all present and future moneys, debts and liabilities due, owing or incurred by the Borrower to the Lender under or in connection with the Loan Agreement (in each case, whether alone or jointly, or jointly or severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).

"**Loan Agreement**" means the Loan Agreement dated 17th December 2013 made between (1) the Borrower as borrower and (2) the Lender as lender, relating to a loan up to RMB 370,000,000 advanced or to be advanced by the Lender to the Borrower.

"**Party**" means a party to this Deed.

"**Receiver**" means a receiver or receiver and manager or administrative receiver appointed under Clause 11.1 (*Appointment*) or under the powers conferred on the Lender by any law, and includes all delegates, attorneys or agents or any such Receiver.

"**Security**" means a mortgage, charge, pledge, lien, guarantee, indemnity or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"**Shares**" means at any time:-

(a) all those 39,826,075 ordinary shares of HK$0.01 par value in the Company representing the entire issued share capital of the Company registered in the name of and beneficially owned by the Mortgagor at the date of this Deed, and includes any other shares in the

Company which may after the date of this Deed be beneficially owned by the Mortgagor;

(b) all dividends, interest, distributions and other moneys payable on or derived from the share referred to in paragraph (a) above; and

(c) all accretions, allotments, warrants, securities, rights and other benefits, at any time and from time to time, accruing on, arising from or offered to the share referred to in paragraph (a) above (whether by way of redemption, bonus, preference, option, consolidation, division, conversion, substitution, exchange or otherwise).

2. COVENANT FOR PAYMENT

2.1 Covenant

The Mortgagor unconditionally and irrevocably covenants to pay and discharge in full the Liabilities when due in accordance with the Loan Agreement.

3. CHARGING CLAUSE

3.1 Mortgage

The Mortgagor, as beneficial owner, mortgages, by way of first equitable mortgage, to the Lender all the rights, title and interests, present and future, of the Mortgagor in and to the Shares, as a continuing security for the payment and discharge in full of the Liabilities.

3.2 Period

The Lender shall be entitled to retain this Deed for such period as the Lender may consider appropriate in order to protect the interests of the Lender in respect of the Liabilities.

4. REPRESENTATIONS

The Mortgagor makes the representations and warranties set out in this Clause 4 to the Lender on the date of this Deed.

4.1 Status

(a) It is a company or, as the case may be, a corporation, duly incorporated and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation.

(b) It has the power to own its assets and carry on its business as it is being conducted.

4.2 Binding obligations

The obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable.

4.3 Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with:-

(a) any law or regulation applicable to it;

(b) its constitutional documents; or

(c) any agreement or instrument binding upon it or any of its assets,

nor (except as provided in this Deed) result in the existence of, or oblige it to create, any Security over any of its assets.

4.4 Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed and the transactions contemplated by this Deed.

4.5 Validity and admissibility in evidence

All Authorisations required or desirable:-

(a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Deed;

(b) to make this Deed admissible in evidence in its jurisdiction of incorporation;

(c) for it to carry on its business, and which are material; and

(d) to enable it to create the Security to be created by it under this Deed and to ensure that such Security has the priority and ranking it is expressed to have,

have been obtained or effected and are in full force and effect.

4.6 Governing law and enforcement

(a) The choice of Hong Kong law as the governing law of this Deed will be recognized and enforced in its jurisdiction of incorporation.

(b) Any judgment obtained in Hong Kong in relation to this Deed will be recognized and enforced in its jurisdiction of incorporation.

4.7 Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at its address specified in this Deed to make any deduction for or on account of tax from any payment it may make under this Deed.

4.8 No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary, for the validity and enforceability of this Deed, that this Deed be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Deed or the transactions contemplated by this Deed.

4.9 No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a material adverse effect have (to the best of its knowledge and belief) been started or threatened against it.

4.10 No immunity

It and its assets are not entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (including suit, attachment prior to judgment, execution or other enforcement).

4.11 Tax compliance

It has complied in all material respects with all tax laws and regulations applicable to it and its business.

4.12 Disclosure of material facts

It is not aware of any material facts or circumstances which have not been disclosed to the Lender and which might, if disclosed, have adversely affected the decision of the Lender to advance the Loan to the Borrower.

4.13 No Default

(a) No Default is continuing or might reasonably be expected to result from the entry into or performance of, or the transactions contemplated by, this Deed.

(b) No other relevant or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a material adverse effect.

4.14 No misleading information

(a) All information provided by it or on its behalf in relation to the negotiation and preparation of this Deed under the Loan Agreement was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is

stated.

(b) Nothing has occurred or been omitted from the information so provided and no information has been given or withheld that results in the information provided by it or on its behalf being untrue or misleading in any material respect.

4.15 Pari passu ranking

(a) This Deed creates in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have.

(b) Without limiting paragraph (a) above, its payment obligations under this Deed rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatory preferred by law applying to companies generally.

4.16 Beneficial ownership of Shares

It is the sole beneficial owner of the Shares free from all Security, except the Security created under, or permitted by, this Deed.

4.17 Status of Shares

(a) All the Shares are validly allotted and fully paid up and are not subject to any calls, option or other third party rights.

(b) The Shares constitute the entire issued share capital of the Company.

4.18 Finance Documents

It is aware of and approves the terms of the Loan Agreement and each of the other security documents.

4.19 Non-Hong Kong company

It is not registered under Part XI Companies Ordinance (Cap. 32 of the Laws of Hong Kong).

4.20 Repetition

Each of the representations set out in Clause 4.1 (*Status*) to Clause 4.19 (*Non-Hong Kong company*) is deemed to be made by the Mortgagor by reference to the facts and circumstances then existing at all times during the continuance of this Deed.

5. POSITIVE UNDERTAKINGS

The undertakings in this Clause 5 remain in force from the date of this Deed for so long as any Liability is outstanding.

5.1 Beneficial ownership of Shares

The Mortgagor undertakes to the Lender that it is and will continue to be the sole beneficial owner of the Shares free from any Security, except the Security created under, or permitted by, this Deed. The Mortgagor further undertakes that the Shares are fully paid up and it will pay all calls and make all other payments in respect of the Shares when due.

5.2 Delivery of share transfer documents

The Mortgagor shall upon the exception of this Deed deliver to the Lender or to its order:-

(a) all certificates, instruments and other evidence of title to the Shares;

(b) duly executed instruments of transfer in respect of the Shares in the Lender's favour or to the Lender's order in such form and substance satisfactory to the Lender;

(c) undated contract notes in respect of the Shares duly executed in blank by the Mortgagor in such form and substance satisfactory to the Lender; and

(d) duly executed but undated:-

  (i) board resolutions of the directors of the Company accepting the directors' resignations and appointing new directors;

  (ii) board resolutions of the directors of the Company approving all transfer of Shares pursuant to this Deed;

  (iii) letters of resignation from each of the directors of the Company; and

  (iv) letters of authority from each of the signatories referred to in sub-paragraphs (i), (ii) and (iii) above,

all in substantially the forms set out in Schedule 2 (*Forms of Resignation and Authority*).

The Mortgagor, by way of security, irrevocably authorises the Lender to complete or make any alteration or addition to any of the documents referred to in this Clause 5.2 for the purposes of transferring the Shares:-

(a) at any time on or after the Enforcement Date, in favour of or to the order of the Lender or its nominee; or

(b) at any time on or after the Enforcement Date, in favour of or to the order of any purchaser.

5.3 Transfer of legal Title

Upon the execution of this Deed, the Mortgagor undertakes to the Lender that:-

(a) it will promptly upon request by the Lender procure the Company's Articles of

Association to be altered to incorporate an article acceptable to the Lender which will ensure that all transfers of the Shares pursuant to this Deed will be approved by the directors of the Company and that it will not cause or allow the Company's Articles of Association to be further altered without the prior written consent of the Lender;

(b) it will promptly deliver to the Lender or to its order such other documents and instructions as the Lender may require for perfecting its title to, or interest in, the Shares; and

(c) The Mortgagor warrants that the Company as at the date hereof has no outstanding shareholder loan(s) owing to any shareholders or directors of the Company including the Mortgagor. If any such shareholder loan(s) are, at any time after the date of this Deed outstanding, the Mortgagor will procure the relevant shareholders or directors to forthwith mortgage the said shareholder loan(s) in favour of the Lender as further security of the Liabilities.

5.4 Registration of further director

The Mortgagor shall procure to be deposited with the Lender as soon as reasonably practicable after the appointment of any substitute or additional director of the Company:-

(a) a duly signed but undated letter of resignation from that substitute or additional director together with a board resolutions signed by all the directors of the Company (including the newly appointed directors of the Company) in substantially the forms set out in Part 1 and Part 2 of Schedule 2 (*Forms of Resignation and Authority*) respectively; and

(b) a letter of authority from that substitute or additional director in substantially the form set out in Part 3 of Schedule 2 (*Forms of Resignation and Authority*).

5.5 Directions

The Mortgagor shall promptly give such notice, order or direction in relation to the Shares as the Lender may reasonably require for the purpose of obtaining the full benefit of this Deed.

5.6 Information

The Mortgagor shall supply to the Lender:-

(a) all documents dispatched by the Mortgagor to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

(b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and

which might, if adversely determined, have a material adverse effect;

(c) promptly, such information regarding its financial condition, business and operations as the Lender may reasonably request;

(d) promptly, such information and records regarding the Shares as the Lender may request; and

(e) promptly, notice of any change in authorised signatories of the Mortgagor signed by a director or company secretary of the Mortgagor accompanied by specimen signatures of any new authorised signatories.

The Lender shall provide to the Mortgagor, within a reasonable time on receipt, all documents and information the Lender or its nominated director received in relation to the affairs of the Company.

5.7 Authorisations

(a) The Mortgagor shall promptly;-

(i) obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii) supply certified copies to the Lender or,

any Authorisation required under any law or regulation to enable the Mortgagor to perform its obligations under this Deed and to ensure the legality, validity, enforceability or admissibility in evidence of this Deed in its jurisdiction of incorporation.

(b) The Mortgagor shall ensure that all the relevant security perfection requirements have been or will be done or obtained (as the case may be) no later than the latest date permitted by applicable law and in any event by such date as the Lender may specify.

5.8 Compliance with laws

The Mortgagor shall comply in all respects with all laws and regulations to which it may be subject.

5.9 Taxes

The Mortgagor shall:-

(a) file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or otherwise is subject to taxation; and

(b) pay all taxes shown to be due and payable on such returns or any assessments made against it, except to the extent these are contested in good faith and by appropriate

means where such payment may be lawfully withheld and for which adequate reserves have been established by it taking into account the amount of taxes payable.

5.10 Registration

The Mortgagor shall co-operate with the Lender to ensure that the details of this Deed are registered, by or on behalf of the Lender (with details of this Deed also recorded on the register of charges of the Mortgagor) within such time as the Lender may in its opinion deem appropriate.

5.11 Further assurance

The Mortgagor shall, if and when required by the Lender, promptly take such steps and execute, seal and deliver such documents and deeds and do such assurances, acts and things as the Lender shall require in respect of the Shares to:-

(a) secure the Liabilities;

(b) perfect, protect or improve any Security created or intended to be created by this Deed and its priority; or

(c) facilitate the exercise or proposed exercise by the Lender of any of its rights under this Deed.

6. NEGATIVE UNDERTAKINGS

The undertakings in this Clause 6 remain in force from the date of this Deed for so long as any Liability is outstanding.

6.1 Security

Mortgagor shall not create or attempt to create or permit to subsist any Security over or affecting the Shares except the Security created under, or permitted by, this Deed.

6.2 Disposal

The Mortgagor shall not enter into, nor agree to enter into, a single transaction or a series of transactions (Whether related or not and whether voluntary or involuntary) to sell, lease, transfer, assign or otherwise dispose of the Shares.

6.3 Non-Hong Kong company

The Mortgagor shall not registered under Part XI Companies Ordinance (Cap. 32 of the Laws of Hong Kong) without first obtaining the consent of the Lender.

6.4 Prejudicial actions

The Mortgagor shall not take or omit to take any action which might prejudice the value of

the Shares, the Lender's rights in respect of the Shares and/or the effectiveness of this Deed.

7. SHARE RELATED AUTHORISATIONS

7.1 Control and registration of Shares

The Mortgagor authorises the Lender:-

(a) to hold, retain and keep possession and control of the Shares or to appoint any other person as its nominee or agent to do so; and

(b) At any time on or after the Enforcement Date, to procure the registration of the Shares, at the discretion of the Lender, in the name of the Lender or its nominee, or (on or after the Enforcement Date) in the name of any purchaser.

7.2 Voting rights

On or at any time after the Enforcement Date, the Lender may (in the name of the Mortgagor or otherwise and without any further consent or authority on the part of the Mortgagor) exercise, at the discretion of the Lender, all voting and other rights attached to the Shares as if the Lender were the sole legal and beneficial owner of the Shares.

7.3 Collection of dividends

The Mortgagor shall pass over to the Lender if received by the Mortgagor all dividends, interest, distributions and other moneys accruing or payable on any of the Shares and all accretions, allotments, warrants, securities, rights and other benefits accruing on, arising from or offered to the Shares by way of redemption, bonus, preference, option, consolidation, division, conversion, substitution, exchange or otherwise and to hold the same in the name of the Lender or its nominee as part of the property charged by this Deed, provided that the Lender shall not be under any responsibility for ascertaining nor for informing the Mortgagor of nor for taking or omitting to take any such action.

7.4 Return of securities

The Lender is entitled to return to the Mortgagor securities of such class and denomination into which the Shares may have been changed and securities which may not have the same serial number or identification as those originally deposited with or received by the Lender or its nominee or agent.

7.5 Call for action

At any time on or after the Enforcement Date, the Mortgagor authorises the Lender to determine, at the discretion of the Lender, whether or not to take any action which may be

called for in respect of the Shares as to offers, redemptions, conversions or any other matter.

8. ACTIONS FOLLOWING BREACH OF UNDERTAKINGS

If the Mortgagor fails to observe or punctually perform any of its obligations under this Deed, the Lender shall be entitled (but not obliged) to take such action as it shall in its absolute discretion consider appropriate on behalf of or in the name of the Mortgagor or otherwise with a view to remedy or mitigating in the consequences of any such failure and any moneys expended by the Lender in this regard shall be repayable by the Mortgagor to the Lender on demand together with default interest on the sums demanded.

9. ENFORCEMENT

9.1 Exercise of rights

The Security constituted by this Deed shall become enforceable on or at any time after the Enforcement Date. The Lender and any Delegate may, without demand, further notice, legal process or any other action with respect to the Mortgagor or any other person and without first appointing a Receiver under this Deed (or notwithstanding such appointment), sell (whether by private treaty or by public auction) or otherwise dispose of the Shares and collect and apply the proceeds in or towards settlement or discharge of the Liabilities in such way, on such terms and at such times as they deem appropriate, free from any restrictions and claims. Neither the Lender nor the Delegate shall be liable for nay loss arising out of any of the above actions.

9.2 Statutory restrictions

No restrictions imposed by any applicable law on any immediate or other power of sale, application of proceeds or on any other right or on the consolidation of Security shall apply to this Deed, the Lender or any Receiver or to any Security given to the Lender pursuant to this Deed.

9.3 No liability as mortgagee in possession

Nothing done by or on behalf of the Lender pursuant to this Deed shall render it liable to account as a mortgagee in possession for any sums other than actual receipts.

9.4 Indemnity

Any sale or other disposition by or on behalf of the Lender, any Receiver or any Delegate may be made upon such terms for the safety and protection of the purchaser or as to indemnity as the Lender, such Delegate or such Receiver may think fit.

9.5 Valid receipt

Upon any such sale or other disposition referred to in Clause 9.4 (*Indemnity*) and upon any offer dealing or transaction under the provisions of this Deed, the receipt of the Lender, any Receiver or any Delegate for the purchase money of the property or asset sold or for any other moneys paid to or other consideration received by the Lender, any Receiver or any Delegate shall effectually discharge the purchaser or person paying or giving the same from being concerned to see to the application or being answerable for the loss, not-application or mis-application of such moneys or consideration.

9.6 Wide construction of enforcement powers

The powers of the Lender under this Deed shall be construed in the widest possible sense and all Parties intend that the Lender shall have as wide and flexible a range of power as may be conferred (or, if not expressly conferred, as it not restricted) by any applicable law.

10. LENDER'S RIGHTS

10.1 Rights of Lender

On or at any time after the Enforcement Date, the Lender shall have the rights set out in Schedule 1 (*Rights of Lender*).

10.2 Delegation

The Lender may delegate in any manner to any person any rights exercisable by the Lender under this Deed. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Lender thinks fit.

11. APPOINTMENT AND POWERS OF RECEIVER

11.1 Appointment

On or at any time after the Enforcement Date or if the Mortgagor so requests the Lender in writing, the Lender may appoint under seal or in writing under its hand any one or more persons to be a Receiver under this Deed of the whole or any part of the Shares. The Lender may remove any Receiver so appointed and appoint another in his place.

11.2 Receiver as agent of Mortgagor

Each Receiver shall be the agent of the Mortgagor and the Mortgagor shall be solely responsible for his acts or defaults and for his remuneration.

11.3 Rights of Receiver

Each Receiver shall have all the rights conferred from time to time on receivers and/or

mortgagees by statute or common law and all the rights of the Lender under this Deed, including the right to appoint Delegate under Clause 10.2 (*Delegation*) and the rights set out in Schedule 1 (*Rights of Lender*).

11.4 Remuneration

The Lender may from time to time determine the remuneration of any Receiver. Each Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved calculated upon the basis of charging from time to time adopted by that Receiver in accordance with the current practice of his firm.

11.5 More than one Receiver

If more than one person is appointed as a Receiver under this Deed, such persons shall throughout the duration of their office (unless the documents appointing them state otherwise) be entitled to exercise all or any of the rights conferred on a Receiver under this Deed individually.

12. APPLICATION OF PROCEEDS

All moneys received or recovered by the Lender, any Receiver or any Delegate under this Deed shall, subject to any claims ranking in priority to the Liabilities to the extent of such priority and subject to Clause 16.4 (*Appropriations*), be applied, in or towards discharging, in the following order of priority:-

(a) the amount of all fees and remuneration of, and all other costs, charges, expenses and liabilities incurred by, the Lender, any Receiver and any Delegate under this Deed in such order as the Lender or any Receiver may from time to time determine;

(b) the Liabilities; and

(c) the claims of those entitled to any surplus.

13. LIABILITY OF LENDER AND DELEGATES

Neither the Lender nor any Receiver nor any Delegate shall for any reason be liable to the Mortgagor or any other person for any cost, loss, liability or expense incurred as a result of any act, default, omission or misconduct of the Lender, any Receiver, any Delegate or their respective officers, employees or agents in relation to the Shares or the enforcement of, or exercise of, rights under this Deed except to the extent caused by its or their own gross negligence or wilful misconduct.

14. POWER OF ATTORNEY

14.1 Appointment

The Mortgagor, by way of security, irrevocably appoints the Lender, any Receiver and any Delegate severally to be its attorney (with full power to appoint substitutes and to sub-delegate including owner to authorise the person so appointed to make further appointments with regard to the Shares) on behalf and in the name of the Mortgagor or otherwise, at such time and in such manner as the attorney thinks fit to execute, seal and deliver and otherwise perfect and do all such documents, deeds, acts and things which:-

(a) the Mortgagor could itself do in relation to the Shares;

(b) the Mortgagor is or may become obliged to do under this Deed; and/or

(c) otherwise may be required or deemed proper for or in connection with the full exercise of all or any of the rights conferred on the Lender or any Receiver by this Deed or any applicable law and their rights to give full force and effect to the terms and conditions contained in this Deed.

This power of attorney is coupled with an interest and is irrevocable and shall remain irrevocable as long as this Deed remains outstanding.

14.2 Ratification

The Mortgagor ratifies and confirms and agrees to ratify and confirm any document, deed, act or thing which any attorney appointed under Clause 14.1 (*Appointment*) may lawfully execute, seal, deliver or do.

15. PROTECTION OF THIRD PARTIES

No person dealing with the Lender, any Receiver or any Delegate shall be concerned to enquire:-

(a) whether the rights conferred by or pursuant to any security documents are exercisable;

(b) whether any consents, regulations, restrictions or directions relating to such rights have been obtained or complied with;

(c) otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such rights; or

(d) as to the application of any money borrowed or raised.

16. SAVING PROVISIONS

16.1 Continuing security

This Deed is a continuing security and will extend to the ultimate balance of the Liabilities,

regardless of any intermediate payment or discharge in whole or in part.

16.2 Reinstatement

If for any reason (including as a result of insolvency, breach of fiduciary or statutory duties or any similar event):-

(a) any payment to the Lender (whether in respect of the obligations of the Mortgagor or any Security for those obligations or otherwise) is avoided, reduced or required to be restored; or

(b) any discharge, compromise or arrangement (whether in respect of the obligations of the Mortgagor or any Security for those obligations or otherwise) given or made wholly or partly on the basis of any payment, Security or other matter is avoided, reduced or required to be restored,

then:-

(i) the Liability of the Mortgagor shall continue (or be deemed to continue) as if the payment, discharge, compromise or arrangement had not occurred; and

(ii) the Lender shall be entitled to recover the value or amount of that payment or Security from the Mortgagor, as if the payment, discharge, compromise or arrangement had not occurred.

16.3 Immediate recourse

The Mortgagor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Mortgagor under this Deed.

16.4 Appropriations

Until all Liabilities have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may refrain from applying or enforcing any other moneys, Security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of the Liabilities, or apply and enforce the same in such manner and order as it sees fit (whether against the Liabilities or otherwise) and the Mortgagor shall not be entitled to the benefit of the same.

16.5 Additional Security

This Deed is in addition to and is not in any way prejudiced by any other guarantee(s) or Security now or subsequently held by the Lender.

16.6 Waiver of defences

The obligations of the Mortgagor under this Deed will not be affected by an act, omission, matter or thing which, but for this Clause 16.6, would reduce, release or prejudice any of its obligations under this Deed (without limitation and whether or not known to it or the Lender) including:-

(a) any renewal, variation, modification, consolidation, increase or termination of any credit or loan facilities granted to the Borrower or any other person;

(b) any time, waiver or consent granted to, or composition with, the Borrower or other person;

(c) the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of the Borrower or any such other person;

(d) the taking, vibration, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or any Security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(e) any incapacity or lack of power, authority or legal personality of or dissolution, amalgamation, reorganisation, or change in the members or status of the Borrower or any other person;

(f) any amendment (however fundamental) or replacement of a security document or any other document or Security;

(g) any unenforceability, illegality or invalidity of any obligation of any person under any security documents or any other document or Security; or

(h) any insolvency or similar proceedings; or

(i) this Deed or any other security documents not being executed by or binding against any party.

16.7 Mortgagor as principal debtor and indemnity

Any purported Liabilities which may not be valid or enforceable against the Borrower for any reason will, nevertheless, be recoverable from the Mortgagor as principal debtors, by way of indemnity.

16.8 Deferral of Mortgagor's rights

Until all Liabilities have been irrevocably paid in full or unless the Lender otherwise directs,

the Mortgagor will not exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under this Deed:-

(a) to be indemnified by the Borrower;

(b) to claim any contribution from any other guarantor of or provider of Security for the Borrower's obligations under the Loan Agreement; and/or

(c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Loan Agreement or of any other guarantee or Security taken pursuant to, or in connection with, the security documents by the Lender.

If the Mortgagor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Lender) on trust for the Lender, and shall promptly pay or transfer the same to the Lender or as the Lender may direct.

17. DISCHARGE OF SECURITY

Subject to Clause 3.2 (*Period*) and Clause 16.2 (*Reinstatement*), if all the Liabilities have been irrevocably paid in full, the Lender shall at the request and cost of the Mortgagor release, reassign or discharge (as appropriate) the Mortgagor from all its obligations under this Deed.

18. COSTS AND EXPENSES

18.1 Transaction expenses

The Mortgagor shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with the negotiation, preparation, printing and execution of this Deed and any other documents referred to in this Deed.

18.2 Amendment costs

If the Mortgagor requests an amendment, waiver or consent under this Deed, the Mortgagor shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request.

18.3 Enforcement costs

The Mortgagor shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender, any Receiver or any Delegate in connection with the enforcement or preservation of any rights under this Deed.

18.4 Security expenses

The Mortgagor shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with the administration or release of any Security created under this Deed.

18.5 Stamp taxes

The Mortgagor shall:-

(a) pay all stamp duty, registration and other similar taxes payable in respect of this Deed; and

(b) within three Business Days of demand, indemnify the Lender against any costs, loss or liability the Lender incurs in relation to any stamp duty, registration or other similar tax paid or payable in respect of this Deed.

19. INDEMNITIES

19.1 Currency indemnity

(a) if any sum due from the Mortgagor under this Deed (a "**Sum**"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "**First Currency**") in which that Sum is payable into another currency (the "**Second Currency**") for the purpose of:-

(i) making or filing a claim or proof against the Mortgagor; or

(ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Mortgagor shall, as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Lender at the time of its receipt of that Sum.

(b) The Mortgagor waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency or currency unit other than that which it is expressed to be payable.

19.2 Other indemnities

The Mortgagor shall, within three Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:-

(i) any information produced, provided or approved by or on behalf of the Mortgagor being or being alleged to be misleading or deceptive in any respect;

(ii) any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Mortgagor, the Shares or the transaction contemplated or secured under this Deed;

(iii) a failure by the Mortgagor to pay any amount due under this Deed on its due date or in the relevant currency;

(iv) any payment under this Deed being impeached or declared void for any reason whatsoever;

(v) a breach by the Mortgagor of any of its undertakings or obligations under this Deed;

(vi) interpreting or invoking any provision of this Deed;

(vii) acting or relying on any notice, request or instruction given by the Mortgagor which it reasonably believes to be genuine, correct and appropriately authorised; or

(viii) preserving, enforcing or exercising any rights under this Deed.

20. PAYMENTS

20.1 Demands

Any demand for payment made by the Lender shall be valid and effective even if it contains on statement of the relevant Liabilities or an incomplete statement of them.

20.2 Payments

All payments by the Mortgagor under this Deed (including damages for its breach) shall be made in such currency and to such account with such bank as the Lender may direct.

21. SET-OFF

The Lender may set-off any matured obligation due from the Mortgagor under this Deed against any matured obligation owed by the Lender to the Mortgagor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

22. NOTICE

22.1 Communications in writing

Any communication to be made under or in connection with this Deed shall be made in

writing and, unless otherwise stated, may be made by fax, letter or (under Clause 22.4 (*Electronic communication*)) email.

22.2 Address

The address, fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed are those identified with its name at the end of this Deed, or any substitute address, fax number, email address or department or officer as the relevant Party may notify to the other Party by not less than give three Business Days' notice.

22.3 Delivery

Any communication or document made or delivered by one Party to another Party under or in connection with this Deed will be effective:-

(a) if by way of fax, when received in legible form;

(b) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(c) if by way of email, if it complies with the rules under Clause 22.4 (*Electronic communication*));

and, if a particular department or officer is specified as part of its address details provided under Clause 22.2 (*Addresses*), if addressed to that department or officer.

22.4 Electronic communication

(a) Any communication to be made between the Parties under or in connection with this Deed may be made by electronic mail or other electronic means, if the Parties:-

   (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

   (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

   (iii) notify each other of any change to their address or any other such information supplied by them.

(b) Any electronic communication made by one Party to another Party will be effective

when it is sent by the sender Party unless the sender Party receives a message indicating failed delivery.

(c) A Party shall notify the other affected Party promptly upon becoming aware that its electronic mail system or other electronic means of communication cannot be used due to technical failure (and that failure is or is likely to be continuing for more than 24 hours). Until that Party has notified the other affected Party that the failure has been remedied, all notices between the Parties shall be sent by fax letter in accordance with this Clause 22.

22.5 English language

(a) Any notice given under or in connection with this Deed must be in English.

(b) All other documents provided under or in connection with this Deed must be:-

(i) in English; or

(ii) if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

23. CERTIFICATES AND DETERMINATIONS

Any certification or determination by the Lender, any Receiver or any Delegate under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24. PARTIAL INVALIDITY

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

25. REMEDIES AND WAIVERS

No failure to exercise, or any delay in exercising, on the part of the Lender, any Receiver or any Delegate, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

26. AMENDMENTS AND WAIVERS

Any term of this Deed may be amended or waived only with the written consent of the Lender and the Borrower.

27. COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

28. CHANGES TO PARTIES

28.1 Successors and permitted assigns

This Deed is binding on and ensure to the benefit of each Party and its heir, personal representatives, successors in title, permitted assigns and permitted transferees.

28.2 Assignments and transfers by Mortgagor

The Mortgagor may not assign or transfer any of its rights or obligations under this Deed, except with the prior written consent of the Lender.

28.3 Assignment and transfer by Lender

The Lender may assign all or any of its rights or transfer all or any of its rights or obligations under this Deed. Where the Lender assigns or transfers all or any of its rights or obligations, the Mortgagor shall upon the request of the Lender, execute such agreements as the Lender may reasonably specify to perfect such assignment or transfer, and where necessary, shall execute further security documentation in favour of the assignee or transferee in like form to this Deed, provided that the Mortgagor shall not be required to bear any costs incurred by the Lender.

28.4 Disclosure

The Lender may make disclosure of this Deed and related matters at its discretion to any party or person.

29. GOVERNING LAW

This Deed is governed by Hong Kong law.

30. JURISDICTION

Jurisdiction of Hong Kong courts

(a) Subject to paragraph (c) below, the courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a "**Dispute**").

(b) The Parties agree that the courts of Hong Kong are the most appropriate and convenient

courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 30.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent by law, the Lender may take concurrent proceedings in any number of jurisdictions.

30.2 Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Mortgagor:-

(a) irrevocably appoints Messrs Amelia Cheung & Co., Solicitors as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with this Deed; and

(b) agrees that failure by the process agent to notify it of the process will not invalidate the proceedings concerned.

30.3 Waiver of immunities

The Mortgagor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:-

(a) suit;

(b) jurisdiction of any court;

(c) relief by way of injunction or order for specific performance or recovery of property;

(d) attachment of its assets (whether before or after judgment); and

(e) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

SCHEDULE 1
RIGHTS OF LENDER

The Lender shall have the rights, either in its own name or in the name of the Mortgagor or otherwise and in such manner and upon such terms and conditions as the Lender thinks fit, and either alone or jointly with any other person:-

1. **Sale**

   to sell, realise, transfer or otherwise dispose of the Shares, at any time and in any way it deems expedient, free from any restrictions and claims. Any such sale, realisation or disposition may be by private treaty or by public auction for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and may be payable or delivered, immediately or deferred, in one amount or by instalments over such period of time as the Lender may think fit. The Lender shall not be liable for any loss arising out of such sale, realisation or disposal;

2. **Collection**

   without prejudice to Clause 7.3 (*Collection of dividends*), to collect, recover or compromise and give a good discharge for any dividends, interests or other moneys accruing or payable on the Shares;

3. **Exercise of voting rights**

   without prejudice to Clause 7.2 (*Voting rights*), to exercise all voting and other rights attached to the Shares for any purpose, whether for the winding-up of the Company's affairs or the realisation of all or any part of its assets or otherwise;

4. **Removal of directors**

   to implement the resignations of the incumbent directors of the Company and appoint the nominees of the Lender in their stead as directors of the Company;

5. **Management**

   to manage and preserve the Shares and to do (or permit the Mortgagor or any nominee of it to do) all such things as the Lender would be capable of doing if it were the absolute beneficial owner of the Shares;

6. **Claims**

to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or pay any person who is or claims to be a creditor of the Mortgagor or relating to the Shares;

7. **Legal actions**

to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Mortgagor or the Shares;

8. **Redemption of Security**

to redeem any Security (whether or not having priority to the Security created under this Deed) over the Shares, to procure the transfer of that Security to itself and/or to settle the accounts of any person with an interest in the Mortgagor or the Shares;

9. **Raise finance**

to raise or borrow money from or incur any other liability to any person upon such terms and conditions with or without Security as the Lender may think fit so that any such Security may be or included a charge or mortgage on the whole or any part of the Shares ranking in priority to this Deed or otherwise;

10. **Formation of subsidiaries**

to promote the formation of any company with a view to such company becoming a subsidiary of the Mortgagor and to arrange for such company to trade or cease to trade and to purchase or otherwise deal with all or any of the Shares on such terms and conditions as the Lender may think fit;

11. **Spend money**

in the exercise of any of the above rights, to spend such sums as it may think fit and the Mortgagor shall pay to the Lender all sums so spent in accordance with Clause 18.3 (*Enforcement costs*);

12. **Rights as mortgagee**

to exercise all the rights which may be exercisable by the registered holder or bearer of the

Shares and all other rights conferred on receivers and/or mortgagees by statute or common law; and

13. **Other powers**

to do anything else it may think fit for the realisation and enforcement of its rights under this Deed or which may be incidental to the exercise of any of the rights conferred on the Lender under or by virtue of any Finance Document to which the Mortgagor is a party, the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), the Conveyancing and Property Ordinance (Cap. 219 of the Laws of Hong Kong), and other applicable statutory provisions and common law.

SCHEDULE 2

FORMS OF RESIGNATION AND AUTHORITY

Part 1

Letter of Resignation

To: **Bak International Limited** (比克國際有限公司)
Room 1201, 12th Floor,
Wing On Centre,
No. 111 Connaught Road,
Central, Hong Kong.

Date:[*]

Dear Sirs,

Re: Resignation of Director

I unconditionally and irrevocably resign as a Director of the Company with immediate effect and acknowledge that I have no claim against the Company in respect of fees, remuneration, expenses, compensation for loss of office, or otherwise in this connection.

SIGNED, SEALED and DELIVERED)
By (Name of Director))
)
)
)
) ______________________________

Name:

[To be signed by each director(s) of the Company]

Part 2

Board Resolution

Bak International Limited (比克國際有限公司)

(the "Company")

RESOLUTIONS OF THE DIRECTORS OF THE COMPANY IN ACCORDANCE WITH ARTICLE 31(d) OF THE COMPANY'S ARTICLES OF ASSOCIATION

TRANSFER OF SHARES

1. NOTED THAT there was one set of Instrument of Transfer together with the corresponding Bought & Sold Notes ("**Transfer Documents**") duly signed by the parties thereto in respect of the following transfer of shares in the Company.

2. RESOLVED THAT subject to the receipt by the Company of the duly stamped Transfer Documents, the following transfer of shares be and are hereby approved:-

Transferor	Transferee	No. of ordinary shares
CHINA BAK BATTERY, INC.	[*]	-39,826,075-

3. FURTHER RESOLVED THAT:-

(i) the above Instrument of Transfer and Bought and Sold Notes be and are hereby approved, ratified and confirmed;

(ii) the name of the above Transferee be entered in the register of members as the holder of the shares in the Company;

(iii) the new share certificate be issued to the above Transferee and that any one of the Directors be authorized to sign and affix the common seal of the Company to such certificate; and

(iv) the old share certificate in the name of the above Transferor be cancelled accordingly.

Date:[*]

[To be signed by all director(s) of the Company]

Board Resolution

Bak International Limited (比克國際有限公司)

(the "Company")

RESOLUTIONS OF THE DIRECTORS OF THE COMPANY IN ACCORDANCE WITH ARTICLE 31(d) OF THE COMPANY'S ARTICLES OF ASSOCIATION

CHANGE OF DIRECTORS

RESOLVED:-

1. that the unconditional and irrevocable resignation of the Director(s) of the Company now in office be accepted with immediate effect.

2. that each of the following persons nominated by Mr. Wang Jinghui (王景輝) in exercise of his rights under the Share Mortgage dated 17th December 2013 between China Bak Battery, Inc. as Mortgagor and Mr. Wang Jinghui (王景輝) as Lender, be appointed Directors of the Company with immediate effect:

Date:

[To be signed by all director(s) of the Company]

Part 3

Letter of Authority

To: **Mr. Wang Jinghui (王景輝)**

Date:[*]

Dear Sirs,

Re: Share Mortgage (the "Deed") dated [*] 2014 by China Bak Battery, Inc. as Mortgagor in favour of your goodself as Lender

I refer to the Deed. Pursuant to Clause 5.2 (*Delivery of share transfer documents*) of the Deed, I irrevocably authorise you to complete, date and put into effect the attached resignation letter and all board resolutions signed by me.

SIGNED, SEALED and DELIVERED)
By (Name of Director))
)
)
)
) ______________________________

Name:

[To be signed by each director(s) of the Company]

EXECUTED as a deed by the Mortgagor

The Mortgagor

CHINA BAK BATTERY, INC., has)
executed and delivered)
this Equitable Share Mortgage by)
its authorised officer Mr Li Xiangqian)
(Chairman, President and
Chief Executive Officer) who has been)
duly authorised by a resolution)
of the Board of Directors)
in the presence of) XIANG QIAN Li

Mr Li Xiangqian,

AMELIA O.M. CHEUNG
SOLICITOR OF AMELIA CHEUNG & CO.
SOLICITORS HONG KONG SAR

The Lender

Signed, Sealed and Delivered by the Lender)
Mr. Wang Jinghui (王景輝))
Holder of PRC Identity Card No.)
152601196905183632)
in the presence of)

Mr. Wang Jinghui (王景輝)

Lai Wai Lung
Solicitor, Hong Kong SAR.
Peter K. S. Chan & Co., Solicitors

The Company

SEALED with the COMMON SEAL of)
BAK INTERNATIONAL LIMITED)
and signed by LI XIANGQIAN)
)
its director duly authorised by a)
resolution of the Board of Directors)
in the presence of) XIANGQIAN Li

Director

AMELIA O.M. CHEUNG
SOLICITOR OF AMELIA CHEUNG & CO.
SOLICITORS HONG KONG SAR